Annual Report dated 07/31/2005 for
Exchange Reserve Fund Class B

 EXPERIENCE

 Smith Barney
 Exchange Reserve Fund
 Classic
Series

 A N N U A L  R E P O R T

 JULY 31, 2005

 INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

L
etter from the Chairman

R. JAY GERKEN, CFA Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy continued to expand during the one-year reporting period. Rising interest rates, record high oil prices and geopolitical issues threatened to send the economy into a “soft patch.” However, when all was said and done, first quarter 2005 gross domestic product (“GDP”)[i] growth was 3.8% and the preliminary estimate for second quarter GDP growth was 3.4%, another solid advance. This marked nine consecutive quarters when GDP grew 3.0% or more.

With the economy growing at a brisk pace, the Federal Reserve Board (“Fed”)ii continued to raise interest rates over the period in an attempt to ward off inflation. After raising interest rates on June 30, 2004, the
Fed raised its target for the federal funds rateiii in 0.25% increments eight additional times. All told, the Fed’s rate hikes brought the target for the federal funds rate from 1.00% to 3.25%. After the Fund’s reporting period had ended, at its August meeting, the Fed again raised the federal funds rate by 0.25%, bringing it to 3.50%.

During the reporting period, the fixed income market confounded many investors as short-term interest rates rose in concert with the Fed rate tightening, while longer-term rates, surprisingly, declined. When the period began, the federal funds target rate was 1.25% and the yield on the 10-year Treasury was 4.48%. When the reporting period ended, the federal funds rate rose to 3.25% and the 10-year yield fell to 4.28%. Declining long-term rates, mixed economic data, and periodic flights to quality all supported bond prices. Looking at the one-year period as a whole, the overall bond market, as measured by the Lehman Brothers Aggregate Bond Index,iv returned 4.79%.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

  Smith Barney
Exchange Reserve Fund 2005 Annual Report
1

Special Shareholder Notice

On June 24, 2005, Citigroup Inc. (“Citigroup”) announced that it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc. (“Legg Mason”).

As part of this transaction, Smith Barney Fund Management LLC (the “Manager”), currently an indirect wholly owned subsidiary of Citigroup, would become an indirect wholly owned subsidiary of Legg Mason. The Adviser is the investment manager to the Fund.

The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

Under the Investment Company Act of 1940, consummation of the transaction will result in the automatic termination of the investment management contract between the Fund and the Adviser. Therefore, the Trust’s Board of Trustees has approved a new investment management contract between the Fund and the Adviser to become effective upon the closing of the sale to Legg Mason.
The new investment management contract has been presented to the shareholders of the Fund for their approval.

Information About Your Fund

As you may be aware, several issues in
the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

2
  Smith Barney Exchange Reserve Fund 2005
Annual Report

Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the “Additional Information” note in the Notes to the Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA
 Chairman, President and Chief Executive
Officer

August 24, 2005

  Smith Barney
Exchange Reserve Fund 2005 Annual Report
3

M
anager Overview

The U.S. economic environment remained very positive over the reporting period. GDP growth for the calendar year 2004 expanded at just over a 4% pace. Strong consumer and business investment led the way as the momentum carried into 2005. The household sector benefited from improvements in wages and the wealth affect created from a robust housing market.
Business confidence improved as corporations continued to see strong earnings and cash flows from low interest rates and productivity gains. In 2005, the economy continued to grow at a respectable pace, expanding at over 3% in each of the first two quarters. Labor market conditions have continued to improve and the outlook remains fairly positive for the remainder of this year. Recently, inflation concerns, which were more prevalent earlier in the year, have re-emerged, in part because energy prices have risen. Thus far, oil prices have trended higher during much of 2005 and could continue to be a potential drag on domestic economic growth.

The Fed, acknowledging the underlying strength of the domestic economy as well as concern for potential inflation risks, has raised the federal funds rate on eight separate occasions totaling 200 basis pointsv. The federal funds rate now stands at 3.25% (after the reporting period the Fed raised the federal funds rate an additional 0.25% to 3.50% at its August meeting).

Performance Review

As of July 31, 2005, the seven-day current yield for Class B shares of the Smith Barney Exchange Reserve Fund was 2.06% and its seven-day effective yield, which reflects compounding, was 2.08%.1

   Smith Barney Exchange Reserve Fund Yields as of
July 31, 2005 (unaudited)

Seven Day Current Yield[1]

Seven Day Effective Yield[1]

Class B Shares

2.06%

2.08%

Class C Shares

1.80%

1.81%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. To obtain performance data current to the most recent month-end, please visit our website at www.citigroupam.com.

  Yields will fluctuate and reflect reimbursements and/or voluntary fee waivers, without which the performance would have been lower.

[1]

The seven-day current yield reflects the amount of income generated by the investment during that seven-day period and assumes that the income is generated each week over a 365-day period. The yield is shown as a percentage of the investment. The seven-day effective yield is calculated similarly to the seven-day current yield but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield typically will be slightly higher than the current yield because of the compounding effect of the assumed reinvestment.

4
  Smith Barney Exchange Reserve Fund
2005 Annual Report

An investment is neither insured nor guaranteed by the Federal Deposit Insurance
Corporation (“FDIC”) or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Investment Approach

Short-term yields rose in step as the Fed continued to move away from an accommodative monetary policy. Given the economic environment and the Fed’s actions, the Fund maintained a cautious maturity stance over the reporting period.
This investment approach enabled the Fund to capture higher yields more quickly as the Fed raised rates over the period.

The Fund
remains invested in high quality commercial paper and bank obligations and periodically in U.S. government agencies.

Thank you for your
investment in the Smith Barney Exchange Reserve Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Kevin Kennedy Vice President and Investment Officer

Martin R. Hanley Vice President and Investment Officer

August 24, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: As interest rates rise, bond prices fall, reducing the value of the
Fund’s share price. The U.S. government guarantee of principal and interest payments only applies to underlying securities in the fund’s portfolio, not the Fund’s shares. Please note the Fund’s shares are not guaranteed by the U.S. government or its agencies.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

i
  Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii
  The federal funds rate is the interest rate that banks with excess reserves at a Federal
Reserve district bank charge other banks that need overnight loans.

iv

The Lehman Brothers Aggregate Bond Index is a broad-based bond index comprised of
Government, Corporate, Mortgage and Asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

v
A basis point is one-hundreth (1/100 or .01) of one percent.

Smith Barney Exchange Reserve Fund 2005 Annual Report
5

  F
und at a Glance (unaudited)

  Investment
Breakdown

 As a Percent
of Total Investments

 Commercial Paper

 Foreign Certificates of Deposit

U.S. Government Agency

 Time Deposits

 Certificates of Deposit

 0.0%

 20.0%

 30.0%

 40.0%

 50.0%

 10.0%

 July 31, 2005

 49.9%

 30.6%

 10.1%

 5.3%

 4.1%

6
  Smith Barney Exchange Reserve Fund
2005 Annual Report

F
und Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including back-end sales charges
(loads) on redemptions; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000
invested on February 1, 2005 and held for the six months ended July 31, 2005.

Actual
Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by
$1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

  Based on Actual Total
Return(1)

  Actual Total   Return Without
Sales Charges(2)

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

  Expenses  Paid
During the Period(3)

Class B

0.84
%

$
1,000.00

$
1,008.40

1.25
%

$
6.22

Class C

0.72

1,000.00

1,007.20

1.50

7.47

(1)
For the six months ended July 31, 2005.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers. Past performance is no guarantee of future results. In the absence of voluntary fee waivers, the total return would have been lower.

(3)

Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney Exchange Reserve Fund 2005 Annual Report
7

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

  Based on Hypothetical Total
Return(1)

Hypothetical Annualized Total Return

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

  Expenses  Paid
During the Period(2)

Class B

5.00
%

$
1,000.00

$
1,018.60

1.25
%

$
6.26

Class C

5.00

1,000.00

1,017.36

1.50

7.50

(1)
For the six months ended July 31, 2005.

(2)

Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

8
  Smith Barney Exchange Reserve Fund 2005
Annual Report

  S
chedule of Investments (July 31, 2005)

SMITH BARNEY EXCHANGE RESERVE FUND

Face Amount

Security

Value

SHORT-TERM INVESTMENTS – 100.3%

CERTIFICATES OF DEPOSIT – 10.1%

$
5,000,000

Chase Manhattan Bank USA North America, 3.280% due 8/2/05

$
5,000,000

7,000,000

Ebury Finance Ltd., 3.330% due 8/1/05

7,000,000

7,000,000

Wells Fargo Bank North America, 3.270% due 8/4/05

6,999,991

TOTAL CERTIFICATES OF DEPOSIT

(Cost – $18,999,991)

18,999,991

COMMERCIAL PAPER (a) – 50.1%

7,000,000

Beethoven Funding Corp., 3.387% due 8/22/05

6,986,198

7,000,000

Crown Point Capital Co. LLC, 3.222% due 8/8/05

6,995,617

5,000,000

Davis Square Funding III Corp., 3.517% due 9/19/05

4,976,181

7,000,000

Georgetown Funding Co., 3.345% due 8/17/05

6,989,609

7,000,000

Lake Constance Funding LLC, 3.173% due 8/10/05

6,994,453

7,000,000

Main Street Warehouse Funding Trust, 3.404% due 8/15/05

6,990,744

7,000,000

Mica Funding LLC, 3.333% due 8/12/05

6,992,878

7,000,000

Mitten GMAC Mortgage Corp., 3.363% due 8/10/05

6,994,120

7,000,000

Park Sienna LLC, 3.457% due 8/23/05

6,985,242

7,000,000

Polonius, Inc., 3.375% due 8/16/05

6,990,171

7,000,000

Saint Germain Holdings Ltd., 3.336% due 8/22/05

6,986,403

7,000,000

Sierra Madre Funding Delaware Corp., 3.538% due 9/23/05

6,963,724

7,000,000

Stanfield Victoria Funding LLC, 3.261% due 8/5/05

6,997,464

5,000,000

Victory Receivable Corp., 3.301% due 8/3/05

4,999,083

TOTAL COMMERCIAL PAPER

(Cost – $93,841,887)

93,841,887

FOREIGN CERTIFICATES OF DEPOSIT – 30.7%

4,000,000

Barclays Bank PLC NY, 3.315% due 8/12/05

4,000,000

7,000,000

Credit Suisse First Boston NY, 3.300% due 8/5/05

7,000,000

7,000,000

Depfa Bank PLC, 3.280% due 8/5/05

7,000,000

7,000,000

Deutsche Bank AG, 3.240% due 8/23/05

7,000,000

7,000,000

Dexia Credit Local SA, 3.280% due 8/5/05

7,000,000

6,500,000

Fortis Bank NY, 3.460% due 10/5/05

6,499,763

7,000,000

Royal Bank of Canada NY, 3.280% due 8/1/05

7,000,000

7,000,000

Svenska Handelsbanken NY, 3.405% due 9/9/05

7,000,000

5,000,000

UBS AG Stamford, 3.290% due 8/9/05

5,000,014

TOTAL FOREIGN CERTIFICATES OF DEPOSIT

(Cost – $57,499,777)

57,499,777

TIME DEPOSIT – 4.1%

7,751,000

Societe Generale NY, 3.320% due 8/1/05

(Cost – $7,751,000)

7,751,000

See
Notes to Financial Statements.

Smith Barney Exchange Reserve Fund 2005 Annual Report
9

  Schedule of Investments (continued) July 31,
2005

  SMITH BARNEY EXCHANGE RESERVE
FUND

Face Amount

Security

Value

U.S. GOVERNMENT AGENCY – 5.3%

$
10,000,000

Federal Home Loan Bank, Discount Notes, 3.255% due 8/19/05 (a)

(Cost – $9,983,750)

$
9,983,750

  TOTAL INVESTMENTS – 100.3% (Cost –
$188,076,405#)

188,076,405

Liabilities in Excess of Other Assets – (0.3)%

(507,761
)

  TOTAL NET ASSETS –
100.0%

$
187,568,644

#
  Aggregate cost for federal income tax purposes is substantially the same.

(a)
Rate shown represents yield to maturity.

See Notes to Financial Statements.

10
  Smith Barney Exchange Reserve Fund 2005
Annual Report

  S
tatement of Assets and Liabilities (July 31, 2005)

ASSETS:

Investments, at amortized cost

$
188,076,405

Cash

405

Receivable for Fund shares sold

329,991

Interest receivable

210,060

Prepaid expenses

14,318

Other assets

9,192

  Total
Assets

188,640,371

LIABILITIES:

Payable for Fund shares repurchased

613,229

Distributions payable

199,598

Transfer agent fees payable

75,647

Investment advisory fee payable

48,175

Administration fee payable

32,116

Distribution fees payable

28,430

Trustees’ fees payable

10,546

  Accrued
expenses

63,986

  Total
Liabilities

1,071,727

  Total Net
Assets

  $

187,568,644

NET ASSETS:

Par value (Note 5)

$
187,589

Paid-in capital in excess of par value

187,387,950

  Overdistributed net investment
income

(6,668
)

Accumulated net realized loss on investment transactions

(227
)

  Total Net
Assets

  $

187,568,644

Shares Outstanding:

  Class
B

60,953,835

  Class
C

126,634,756

Net Asset Value:

  Class B
*

  $

1.00

  Class C
*

  $

1.00

*

Redemption price is NAV of Class B and C shares reduced by a 4.50%
and 1.00% contingent deferred sales charge (“CDSC”), respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Smith Barney Exchange Reserve Fund 2005 Annual Report
11

  S
tatement of Operations (For the year ended July 31, 2005)

INVESTMENT INCOME:

Interest

$4,812,464

EXPENSES:

Distribution fees (Notes 2 and 3)

994,369

Investment advisory fee (Note 2)

596,621

Administration fee (Note 2)

397,747

Transfer agent fees (Notes 2 and 3)

397,216

Shareholder reports (Note 3)

49,244

Registration fees

47,793

Audit and tax

29,482

Custody

28,957

Legal fees

18,596

Trustees’ fees

13,049

Miscellaneous expenses

7,850

Total Expenses

$2,580,924

Less: Investment advisory fee waiver (Notes 2 and 7)

(48,675
)

Net Expenses

2,532,249

Net Investment Income

2,280,215

Net Realized Loss

(174
)

Increase in Net Assets From Operations

$2,280,041

See Notes to Financial Statements.

12
  Smith Barney Exchange Reserve Fund
2005 Annual Report

  S
tatements of Changes in Net Assets (For the years ended July 31,)

2005

2004

OPERATIONS:

Net investment income

$
2,280,215

$
206,600

Net realized gain (loss)

(174
)

110

Increase in Net Assets From Operations

2,280,041

206,710

  DISTRIBUTIONS TO SHAREHOLDERS FROM   (NOTES
1 AND 4):

Net investment income

(2,280,215
)

(206,591
)

  Net realized
gains

–

(9
)

  Decrease in Net Assets
From Distributions to Shareholders

(2,280,215
)

(206,600
)

FUND SHARE TRANSACTIONS (NOTE 5):

Net proceeds from sale of shares

260,492,221

255,515,919

Reinvestment of distributions

1,925,491

180,298

  Cost of shares
repurchased

(280,239,720
)

(269,049,572
)

  Decrease in Net Assets
From Fund Share Transactions

(17,822,008
)

(13,353,355
)

Decrease in Net Assets

(17,822,182
)

(13,353,245
)

NET ASSETS:

Beginning of year

205,390,826

218,744,071

End of year*

$
187,568,644

$
205,390,826

  *Includes undistributed net
investment income of:

$(6,668
)

$(6,668
)

See Notes to Financial Statements.

Smith Barney Exchange Reserve Fund 2005 Annual Report
13

  F
inancial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended July 31:

Class B Shares(1)

2005

2004

2003

2002

2001

  Net Asset Value, Beginning of
Year

$1.00

$1.00

$1.00

$1.00

$1.00

Net investment income

0.012

0.001

0.003

0.010

0.044

  Distributions from net
investment income and/or net realized gains

(0.012
)
(0.001
)
(0.003
)
(0.010
)
(0.044
)

  Net Asset Value, End of
Year

$1.00

$1.00

$1.00

$1.00

$1.00

  Total
Return(2)

1.26
%
0.10
%
0.30
%
1.04
%
4.50
%

  Net Assets, End of Year
(millions)

$61

$91

$128

$164

$91

Ratios to Average Net Assets:

Gross expenses

1.20
%
1.21
%
1.17
%
1.19
%
1.25
%

Net expenses

1.17
(3)
0.99
(3)
1.12
(3)
1.19

1.25

Net investment income

1.19

0.10

0.31

1.03

4.37

  Class C
Shares(1)

2005

2004(4)

2003

2002

2001

  Net Asset Value, Beginning of
Year

$1.00

$1.00

$1.00

$1.00

$1.00

Net investment income

0.011

0.001

0.003

0.010

0.044

  Distributions from net
investment income and/or net realized gains

(0.011
)
(0.001
)
(0.003
)
(0.010
)
(0.044
)

  Net Asset Value, End of
Year

$1.00

$1.00

$1.00

$1.00

$1.00

  Total
Return(2)

1.11
%
0.11
%
0.29
%
1.02
%
4.47
%

  Net Assets, End of Year
(millions)

$127

$114

$91

$78

$41

Ratios to Average Net Assets:

Gross expenses

1.35
%
1.22
%
1.20
%
1.22
%
1.27
%

Net expenses

1.33
(3)
0.99
(3)
1.13
(3)
1.22

1.27

Net investment income

1.12

0.11

0.28

0.98

4.22

(1)
Per share amounts have been calculated using the average shares method.

(2)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns for periods of less than one year are not annualized.

(3)
  The investment adviser has voluntarily waived a portion of its advisory fees and/or reimbursed expenses.

(4)
On April 29, 2004, Class L shares were renamed as Class C shares.

See Notes to Financial Statements.

14
Smith Barney Exchange Reserve Fund 2005 Annual Report

N
otes to Financial Statements

1. Organization and Significant Accounting
Policies

The Smith Barney Exchange Reserve Fund (the “Fund”), a separate diversified investment fund of Smith Barney Income
Funds (“Trust”), a Massachusetts business trust, is registered under the Investment Company Act of 1940 (“1940 Act”), as amended, as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund. These policies are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a)
Investment valuation. Money market instruments are valued at amortized cost, in accordance with Rule 2a-7 under the 1940 Act, which approximates market value. This method involves valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Fund’s use of amortized cost is subject to its compliance with certain conditions as specified under Rule 2a-7 of the 1940 Act.

(b) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method.

(c) Distributions to Shareholders. Distributions from net investment income for the Fund, if any, are declared and paid on a monthly basis. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(d) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(e) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

(f) Reclassification.
GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.
During the current year, the Fund had no reclassifications.

Smith Barney Exchange Reserve Fund 2005 Annual Report
15

Notes to Financial Statements (continued)

2.  Investment Advisory Agreement, Administration Agreement and
Other Transactions with      Affiliates

Smith Barney Fund Management LLC (“SBFM”), an indirect
wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment adviser to the Fund. The Fund pays SBFM an advisory fee calculated at an annual rate of 0.30% of the Fund’s average daily net assets. This fee is calculated daily and paid monthly. SBFM also acts as the Fund’s administrator for which the Fund pays a fee calculated at an annual rate of 0.20% of the Fund’s average daily net assets. This fee is calculated daily and paid monthly.

During the year ended July 31, 2005, SBFM voluntarily waived a portion of its investment advisory fees in the amount of
$48,675.

Effective October 1, 2005, the administration fee will be reduced to 0.15% of the Fund’s average daily net assets and the following breakpoints will be applied to the total advisory and administration fee:

  Average
Daily Net Assets
Annual Rate

  First $1 billion

  0.450

%

  Next $1 billion

  0.425

  Next $3 billion

  0.400

  Next $5 billion

  0.375

  Over $10 billion

0.350

Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Fund’s transfer agent. PFPC Inc.
(“PFPC”) and Primerica Shareholder Services (“PSS”), another subsidiary of Citigroup, act as the Fund’s sub-transfer agents. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC and PSS are responsible for shareholder recordkeeping and financial processing for all shareholder accounts and is paid by CTB. During the year ended July 31, 2005, the Fund paid transfer agent fees of $154,500 to CTB.

Citigroup Global Markets Inc. (“CGM”) and PFS Distributors, Inc., both of which are subsidiaries of Citigroup, act as the Fund’s distributors.

There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase and thereafter by 1.00% per year until no CDSC is incurred. Class C shares also have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment.

For the year ended July 31, 2005, CDSCs paid to CGM and its affiliates were approximately:

Class B

Class C

CDSCs

$352,000

$10,000

16
  Smith Barney Exchange Reserve Fund 2005
Annual Report

Notes to Financial Statements (continued)

Certain officers and one Trustee of the Trust are employees of Citigroup or its affiliates and do not receive compensation from the Trust.

3.  Class Specific Expenses

Pursuant to a Distribution Plan, the Fund pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% of the average daily net assets for each respective class. For the year ended July 31, 2005, total Distribution fees, which are accrued daily and paid monthly, were as follows:

Class B

Class C

Distribution Fees

$370,214

$624,155

For the year ended July 31, 2005, total Transfer Agent fees were as follows:

Class B

Class C

Transfer Agent Fees

$78,065

$319,151

For the year ended July 31, 2005, total Shareholder Reports expenses were as follows:

Class B

Class C

Shareholder Reports Expenses

$19,124

$30,120

4.  Distributions to Shareholders by
Class

Year Ended July 31, 2005

Year Ended July 31, 2004

Class B

Net investment income

$
880,661

$
103,162

Net realized gain

–

4

Total

$
880,661

$
103,166

Class C†

Net investment income

$
1,399,554

$
103,429

Net realized gain

–

5

Total

$
1,399,554

$
103,434

†
On April 29, 2004, Class L shares were renamed as Class C shares.

Smith Barney Exchange Reserve Fund 2005 Annual Report
17

Notes to Financial Statements (continued)

5. Shares of Beneficial Interest

The Trust may issue an unlimited number of shares of beneficial interest authorized with a par value of $.001 per share. The Fund has the ability to issue multiple classes of shares. Class B and C shares are available through exchange only, except that certain qualified and non-qualified retirement plans may make direct purchases. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in
shares of each class of beneficial interest of the Fund, each at $1.00, were as follows:

Year Ended July 31, 2005

Year Ended July 31, 2004

Class B

Shares sold

32,765,538

62,218,252

Shares issued on reinvestment

693,747

89,358

Shares repurchased

(63,714,323
)

(99,024,640
)

Net Decrease

(30,255,038
)

(36,717,030
)

Class C†

Shares sold

227,726,683

193,297,667

Shares issued on reinvestment

1,231,744

90,940

Shares repurchased

(216,525,397
)

(170,024,932
)

Net Increase

12,433,030

23,363,675

†  On April 29, 2004, Class L shares were renamed as Class C shares.

6. Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date Payable Date

Class B

Class C

  Daily
8/12/2005

$0.0018

$0.0016

  Daily
9/9/2005

$0.0018

$0.0016

The tax character of distributions paid during the fiscal years ended July 31, were as follows:

2005

2004

Distributions paid from: Ordinary income

$2,280,215

$206,600

  Total Taxable
Distributions

$2,280,215

$206,600

As of July 31, 2005 there were no significant differences between the book and tax components of net assets.

18
  Smith Barney Exchange Reserve Fund 2005
Annual Report

Notes to Financial Statements (continued)

On July 31, 2005, the Fund had a net capital loss carryforward of $53, which expires on July 31, 2012. This amount will be available to offset like amounts of any future taxable gains.

7. Additional Information

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against
Smith Barney Fund Management LLC (“SBFM”) and Citigroup Global Markets Inc. (“CGMI”) relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the
“Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940
(“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that:
First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset
Management (“CAM”), the Citigroup business unit that includes the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared by Citigroup and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be

Smith Barney Exchange Reserve Fund 2005 Annual Report
19

Notes to Financial Statements (continued)

engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.

8. Legal Matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the
“Distributor”) and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell
Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule l2b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a
consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the
Funds, Citigroup Asset Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of theses circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, Citigroup Asset Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

20
  Smith Barney Exchange Reserve Fund 2005
Annual Report

Notes to Financial Statements (continued)

9. Other Matters

On June 24, 2005, Citigroup announced that it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc. (“Legg Mason”).

As part of this transaction, SBFM (the “Adviser”), currently an indirect wholly owned subsidiary of Citigroup, would become an indirect wholly owned subsidiary of Legg Mason. The Adviser is the investment adviser to the Fund.

The transaction is subject to certain
regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

Under the Investment Company Act of 1940, consummation of the transaction will result in the automatic termination of the investment advisory contract between the Fund and the Adviser. Therefore, the Trust’s Board of Trustees has approved a new investment advisory contract between the Fund and the Adviser to become effective upon the closing of the sale to Legg Mason. The new investment advisory contract has been presented to the shareholders of the Fund for their approval.

10. Subsequent
Event

The Fund has received information from Citigroup Asset Management (“CAM”) concerning Smith Barney Fund Management LLC
(“SBFM”), an investment advisory company that is part of CAM. The information received from CAM is as follows:

On September
16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of
Sections 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment advisory services relating to the Fund.

The Commission staff’s recent notification will not affect the sale by Citigroup Inc. of substantially all of CAM’s worldwide business to Legg Mason, Inc., which Citigroup continues to expect will occur in the fourth quarter of this year.

Smith Barney Exchange Reserve Fund 2005 Annual Report
21

Report of Independent Registered Public Accounting Firm

The Shareholders and
Board of Trustees of

Smith Barney Income Funds:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney Exchange Reserve Fund of Smith Barney Income
Funds as of July 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those
standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Exchange Reserve Fund of Smith Barney Income Funds as of July 31, 2005, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

September 23, 2005

22
  Smith Barney Exchange Reserve Fund 2005
Annual Report

B
oard Approval of Management Agreement (unaudited)

Background

The members of the Board of Smith Barney Income Funds – Smith Barney Exchange Reserve Fund (the “Fund”), including the
Fund’s independent, or non-interested, Board members (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributor(s), as well as the advisory, and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below.

The presentation made to the Board encompassed the
Fund and all the funds for which the Board has responsibility. Some funds overseen by the Board have an investment advisory agreement and an administration agreement and some funds have an investment management agreement that encompasses both functions. The discussion below covers both advisory and administrative functions being rendered by the Manager whether a fund has a single agreement in place or both an advisory and administration agreement. The terms “Management
Agreement”, “Contractual Management Fee” and “Actual Management Fee” are used in a similar manner to refer to both advisory and administration agreements and their related fees whether a fund has a single agreement or separate agreements in place.

Board Approval of Management Agreement

In approving the Management Agreement, the Fund’s Board, including the Independent Board Members, considered the following factors:

Nature, Extent and Quality of the Services under the Management

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board also received a description of the administrative and other services rendered to the Fund and its shareholders by the Manager. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager about the management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the implementation to date of the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940.

Smith Barney Exchange Reserve Fund 2005 Annual Report
23

Board Approval of Management Agreement (unaudited) (continued)

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the CAM fund complex.
The Board noted that the Manager’s Office of the Chief Investment Officer, composed of the senior officers of the investment teams managing the funds in the CAM complex, participates in reporting to the Board on investment matters. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

At the Board’s request
following the conclusion of the 2004 contract continuance discussions, the Manager prepared and provided to the Board in connection with the 2005 discussions an analysis of complex-wide managemet fees, which, among other things, set out a proposed framework of fees based on asset classes. The Board engaged the services of independent consultants to assist it in evaluating the Fund’s fees generally and within the context of the framework.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

Fund Performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc.
(“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The
Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as “money market funds” by Lipper, showed that the Fund’s performance for all periods presented was below the median. The Board noted that the Fund is offered as an exchange vehicle only to Class B and Class C share investors and took into consideration the benefits to shareholders of this exchange privilege and the effect of related expenses upon performance. Based on the Board review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

24
  Smith Barney Exchange Reserve Fund 2005
Annual Report

Board Approval of Management Agreement (unaudited)
(continued)

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager . The Board also reviewed and considered whether fee waiver and/or expense reimbursement arrangements are currently in place for the Fund and considered the actual fee rate (after taking any waivers and reimbursements into account) (the “Actual Management Fee”) and whether any fee waivers and reimbursements could be discontinued.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the
Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the
Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Class B shares’ Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 15 retail back-end and level load funds (including the Fund) classified as “money market funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the median range of management fees paid by the other funds in the Expense Group. The Board noted that the Fund’s actual total expense ratio was also within the median range.

Taking all of the above into consideration, the Board determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

Smith Barney Exchange Reserve Fund 2005 Annual Report
25

Board Approval of Management Agreement (unaudited) (continued)

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The
Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

Economies of Scale

The Board received and discussed information concerning whether the
Manager realizes economies of scale as the Fund’s assets grow beyond current levels. However, because of the nature of the Manager’s business, the Board could not reach definitive conclusions as to whether the Manager might realize economies of scale or how great they may be.

The Board noted that the Fund had not yet reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered. The Board noted that the Fund’s Contractual Management Fee contains breakpoints or was now proposed to contain breakpoints and, accordingly, reflects the potential for hedging fund expenses as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of benefiting shareholders regardless of whether it achieves economies of scale.

The Board noted that Management Fee effective on or about October 1, 2005 will be 0.45% of the first $1 billion of assets; 0.425% of the next $1 billion of assets; 0.40% of the next $3 billion of assets; 0.375% of the next $5 billion of assets and 0.35% of assets over $10 billion.

Other Benefits to the Manager

The Board considered other benefits received by the Manager, and their affiliates as a result of their relationship with the Fund, including soft dollar arrangements, receipt of brokerage and the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the
foregoing, the Board approved the Management Agreement to continue for another year.

No single factor reviewed by the Board was
identified by the Board as the principal factor in determining whether to approve the Management Agreements. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Board discussed the proposed continuance of the Management Agreement in a private session with their independent legal counsel at which no representatives of the Manager were present.

26
  Smith Barney Exchange Reserve Fund 2005
Annual Report

A
dditional Information (unaudited)

Information about Trustees and
Officers

The business and affairs of the Smith Barney Exchange Reserve Fund (“Fund”) are managed under the direction of the
Smith Barney Income Funds’ (“Trust”) Board of Trustees. Information pertaining to the Trustees and Officers is set forth below. The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling the Fund’s transfer agent, Citicorp Trust Bank, fsb. at 1-800-451-2010.

  Name,
Address and Birth Year

Position(s) Held with Fund

  Term
of Office* and Length of Time Served

  Principal  Occupation(s)  During Past
Five Years

  Number
of  Portfolios  in Fund  Complex  Overseen  by
Trustee

Other Board Memberships Held by Trustee

Non-Interested Trustees:

  Lee Abraham  13732 LeHavre
Drive Frenchman’s Creek Palm Beach Gardens, FL 33410 Birth Year: 1927

Trustee

Since 1993

Retired; Former Director of Signet Group PLC

27

None

  Jane F. Dasher  Korsant
Partners 283 Greenwich Avenue 3rd Floor Greenwich, CT 06830 Birth Year: 1949

Trustee

Since 1999

  Controller of PBK Holdings Inc., a family investment company

27

None

Richard E. Hanson, Jr. 2751 Vermont Route 140 Poultney, VT 05764 Birth Year: 1941

Trustee

Since 1985

  Retired; Former Head of the New Atlanta Jewish Community High
School

27

None

  Paul Hardin  12083
Morehead Chapel Hill, NC 27514-8426 Birth Year: 1931

Trustee

Since 1999

  Professor of Law & Chancellor Emeritus at the University of North
Carolina

34

None

  Roderick C. Rasmussen  9
Cadence Court Morristown, NJ 07960 Birth Year: 1926

Trustee

Since 1999

Investment Counselor

27

None

  John P. Toolan  13 Chadwell
Place Morristown, NJ 07960 Birth Year: 1930

Trustee

Since 1999

Retired

27

None

  Smith Barney Exchange Reserve
Fund 2005 Annual Report
27

Additional Information (unaudited) (continued)

  Name,
Address and Birth Year

Position(s) Held with Fund

  Term
of Office* and Length of Time Served

  Principal
Occupation(s) During Past Five Years

  Number
of  Portfolios  in Fund  Complex  Overseen  by
Trustee

Other Board Memberships Held by Trustee

Interested Trustee:

  R. Jay Gerken, CFA**  Citigroup Asset Management  (“CAM”)  399 Park Avenue  Mezzanine  New York, NY 10022  Birth Year:
1951

  Chairman,  President
and Chief Executive Officer

  Since  2002

  Managing Director of Citigroup Global Markets Inc. (“CGM”); Chairman, President and
Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”), and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Citigroup Inc.
(“Citigroup”); Formerly Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2000); Chairman, President and Chief Executive Officer of Travelers Investment
Adviser, Inc. (“TIA”) (from 2002-2005)

185

None

Officers:

  Andrew B. Shoup  CAM  125 Broad Street  11th Floor  New York, NY 10004  Birth Year: 1956

Senior Vice President and Chief Administrative Officer

  Since  2003

Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with Citigroup; Chief Financial Officer and Treasurer of certain mutual funds associated with Citigroup; Head of International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to
2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)

N/A

N/A

28
  Smith Barney Exchange Reserve Fund
2005 Annual Report

Additional Information (unaudited) (continued)

  Name,
Address and Birth Year

Position(s) Held with Fund

  Term
of Office* and Length of Time Served

  Principal
Occupation(s) During Past Five Years

  Number
of  Portfolios  in Fund  Complex  Overseen  by
Trustee

Other Board Memberships Held by Trustee

Robert J. Brault CAM 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1965

Chief Financial Officer and Treasurer

Since 2004

Director of CGM; Chief Financial Officer and Treasurer of certain mutual funds associated with
Citigroup; Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to 2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002); Vice President of Mutual Fund
Administration at Investors Capital Services (from 1999 to 2000)

N/A

N/A

Kevin Kennedy CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1954

Vice President and Investment Officer

Since 2001

Managing Director of CAM

N/A

N/A

Martin R. Hanley CAM 399 Park Avenue 4th Floor New York, NY10022 Birth Year: 1965

Vice President and Investment Officer

Since 1994

Director of CGM; Investment Officer of SBFM

N/A

N/A

Smith Barney Exchange Reserve Fund 2005 Annual Report
29

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

  Principal   Occupation(s)  During Past  Five
Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee

  Andrew Beagley  CAM  399 Park Avenue  4th Floor  New York, NY 10022  Birth
Year: 1962

Chief Anti-Money Laundering Compliance Officer Chief Compliance Officer

  Since  2002              Since
2004

Director of CGM (since 2000); Director of Compliance, North America, CAM (since 2000); Chief
Anti-Money Laundering Compliance Officer and Chief Compliance Officer of certain mutual funds associated with Citigroup; Director of Compliance, Europe, the Middle East and Africa, CAM (from 1999 to 2000);
Chief Compliance Officer, SBFM, CFM; formerly Chief Compliance Officer TIA (from 2002-2005)

N/A

N/A

   Robert I. Frenkel  CAM  300 First Stamford Place  4th Floor
Stamford, CT 06902 Birth Year: 1954

Secretary and Chief Legal Officer

Since 2003

Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor
(since 1994); Secretary of CFM CFM (from 2001 to (2004); Secretary and Chief Legal Officer of mutual funds associated with Citigroup

N/A

N/A

*
  Each Trustee and Officer serves until his or her successor has been duly elected and qualified.

**
  Mr. Gerken is an “interested person” of the Trust as defined in the Investment
Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

30
  Smith Barney Exchange Reserve Fund 2005 Annual
Report

T
ax Information (unaudited)

During the taxable year ended July 31, 2005, 0.98% of the net investment income distributions paid monthly by the Fund was attributable to interest from federal obligations.

The law varies in each state as to whether and what
percentage of dividend income attributable to federal obligations is exempt from state income tax. We recommend that you consult with your tax adviser to determine if any portion of the dividends you received is exempt from state income taxes.

Please retain this information for your records.

Smith Barney Exchange Reserve Fund 2005 Annual Report
31

(This page intentionally left blank.)

  Smith Barney Exchange Reserve Fund

TRUSTEES

  OFFICERS
(continued)

Lee Abraham

Robert I. Frenkel

Jane F. Dasher

Secretary and

R. Jay Gerken, CFA

Chief Legal Officer

Chairman

Richard E. Hanson, Jr.

  INVESTMENT
ADVISER

Paul Hardin

Smith Barney Fund

Roderick C. Rasmussen

Management LLC

John P. Toolan

  DISTRIBUTOR

OFFICERS

Citigroup Global Markets Inc.

R. Jay Gerken, CFA

PFS Distributors, Inc.

President and Chief

Executive Officer

CUSTODIAN

State Street Bank and

Andrew B. Shoup

Trust Company

Senior Vice President and

Chief Administrative Officer

TRANSFER AGENT

Citicorp Trust Bank, fsb.

Robert J. Brault

125 Broad Street, 11th Floor

Chief Financial Officer

New York, New York 10004

and Treasurer

SUB-TRANSFER AGENTS

Kevin Kennedy

PFPC Inc.

Vice President and

P.O. Box 9699

Investment Officer

Providence, Rhode Island

02940-9699

Martin R. Hanley

Vice President and

Primerica Shareholder Services

Investment Officer

P.O. Box 9662

Providence, Rhode Island

Andrew Beagley

02940-9662

Chief Anti-Money Laundering

Compliance Officer and

Chief Compliance Officer

 Smith Barney Exchange Reserve Fund

 The Fund is a separate investment fund
of the Smith Barney Income Funds, a Massachusetts business trust.

 SMITH BARNEY EXCHANGE RESERVE FUND
 Smith Barney Mutual Funds
 125 Broad Street
 10th Floor, MF-2
 New
York, New York 10004

 The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in
Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

  Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.

 This report is submitted for the general
information of the shareholders of Smith Barney Income Funds – Smith Barney Exchange Reserve Fund, but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

 This report must be preceded or
accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

 www.citigroupam.com

 ©2005 Citigroup Global Markets Inc. Member NASD, SIPC

 FD0 1183
9/05             05-9104